BlackRock Pacific Fund, Inc.

FILE #811-02661

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/27/08	QBE INSURANCE GROUP LTD.	3,000,000,000	55,304	.P. Morgan Australia Limited, Macquarie Capital Advisers Limited, Merrill Lynch International (Australia) Limited